UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2024, Serve Robotics Inc. (the “Company”) entered into a equity distribution agreement (the “Distribution Agreement”) with Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. under which the Company may offer and sell, from time to time in its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $100,000,000 through an “at the market” equity offering program under which Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. will act as the agents (each, an “Agent” and collectively, the “Agents”).

Under the Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, the Agents may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market or any other trading market for the Common Stock or to or through a market maker. In addition, the Agents may also sell the shares of Common Stock by any other method permitted by law, including, but not limited to, negotiated transactions.

The Distribution Agreement provides that the Company will pay the Agents a commission of up to 3% of the gross proceeds of any shares of Common Stock sold through the Agents under the Distribution Agreement, and the Company will reimburse the Agents for certain expenses incurred in connection with their services under the Distribution Agreement, including reasonable legal fees in connection with the establishment of the at-the-market offering. The Company has no obligation to sell any shares under the Distribution Agreement and may at any time suspend solicitation and offers under the Distribution Agreement. The offering of shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares subject to the Distribution Agreement or (ii) termination of the Distribution Agreement in accordance with its terms.

The Distribution Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Agents against certain liabilities on customary terms, subject to limitations on such arrangements imposed by applicable law and regulation. In the ordinary course of its business, the Agents and their affiliates have engaged in, and may engage in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. The Agents have received, or may in the future receive, customary fees and commissions for these transactions.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-282389), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 3, 2024 (the “Shelf Registration Statement”). The Company intends to file a prospectus supplement, dated November 7, 2024, with the SEC in connection with the offer and sale of the shares pursuant to the Distribution Agreement.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement. A copy of the Distribution Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP, relating to the validity of the shares of Common Stock that may be sold pursuant to the Distribution Agreement, is filed with this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description
1.1	Equity Distribution Agreement, dated as of November 7, 2024, by and among Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. and Serve Robotics Inc.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: November 7, 2024	/s/ Brian Read
Brian Read
Chief Financial Officer

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